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                                                                   EXHIBIT 10.25

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                SERVICE AGREEMENT

This agreement (the "Agreement") dated as of July 26, 2000 describes the terms and conditions pursuant to which GoAmerica Communications Corp., a Delaware corporation having offices at 401 Hackensack Avenue, Hackensack NJ 07601 ("GOAMERICA") authorizes Rogers Wireless Inc. a corporation incorporated under the laws of Canada, having offices at One Mount Pleasant Road, Toronto, Ontario, M4Y 2Y5 ("ROGERS") to purchase and resell specified services (including related software) provided by GoAmerica from time to time and the terms upon which GoAmerica agrees to provide such services (and related software) to Rogers.

NOW THEREFORE in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. DEFINITIONS. In this agreement the following terms will have the meaning set forth below unless the context requires otherwise:

         "ADDITIONAL CUSTOMIZATIONS" will have the meaning set out in Subsection 9(a);

         "AFFILIATE" will have the meaning set out in the Canada Business Corporations Act;

         "BUSINESS DAY" means each day of the week other than Saturday, Sunday and statutory or civic holidays observed in the Province of Ontario;

         "BROWSER MENU LINK" means a URL hidden behind a combination of text, information and/or content included on a page of a Wireless Browser which, when selected, allows the user to automatically and directly transfer to a specific location on the Internet;

         "CONFIDENTIAL INFORMATION" of a party means any and all material and information of the party or any of its Affiliates (the "DISCLOSING PARTY") which has or will come into the possession or knowledge of the other party or any of its Affiliates (the "RECIPIENT PARTY") in connection with or as a result of entering into this Agreement including, without limitation, User Information and information concerning the Disclosing Party's past, present and future customers, suppliers, technology and business. Notwithstanding the foregoing, "CONFIDENTIAL INFORMATION" does not include the following information:
         (i) information which is in the public domain when it is received by or becomes known to the Recipient Party or which subsequently enters the public domain through no fault of the Recipient Party (but only after it enters the public domain); (ii) information which is already known to the Recipient Party at the time of its disclosure to the Recipient Party by the Disclosing Party and is not the subject of an obligation of confidence of any kind; (iii) information which is independently developed by the Recipient Party without any use of or reference to the Confidential Information of the Disclosing Party where such independent development can be established by evidence that would be acceptable to a

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         court of competent jurisdiction; and (iv) information which is received by the Recipient Party in good faith without an obligation of confidence of any kind from a third party who the Recipient Party had no reason to believe was not lawfully in possession of such information free of any obligation of confidence of any kind, but only until the Recipient Party subsequently comes to have reason to believe that such information was subject to an obligation of confidence of any kind when originally received;

         "CUSTOMIZATION ASSESSMENT" will have the meaning set out in Subsection 9(a);

         "CUSTOMIZATIONS" means a modification, new feature and/or addition to the Wireless Browser made by Go America to create the Customized Browser as further described in Subsection 2(a);

         "CUSTOMIZED BROWSER" will have the meaning set out in Subsection 2(a);

         "EFFECTIVE DATE" means July 26, 2000;

         "ENABLED DEVICE" means a wireless handheld device distributed directly or indirectly by Rogers for use in connection with the Mobitex Network which is branded with the "Blackberry" Mark and which includes a Customized Browser;

         "END USER DOCUMENTATION" means the end user manuals and other documentation or materials generally made available by GoAmerica to users of the Wireless Browser related to the use, operation, functionality and performance of the Wireless Browser;

         "ENHANCEMENT" means a change, correction, modification, new feature, new technology and/or other addition and/or improvement, including those resulting in new versions or upgrades;

         "GOAMERICA INTELLECTUAL PROPERTY" will have the meaning set out in
         Section 18;

         "HOME DECK" means the first screen of the user interface for the Customized Browser which appears to a Rogers Customer upon the activation of the Customized Browser by the Rogers Customer;

         "HOST" or "HOSTING" means to provide and manage servers, facilities, telecommunications, maintenance and operations related to the delivery of Internet based services and content;

         "INTELLECTUAL PROPERTY RIGHTS" means: (i) any and all proprietary rights provided under: (1) patent law; (2) copyright law; (3) trade-mark law; (4) design patent or industrial design law; (5) semi-conductor chip or mask work law; or (6) any other statutory provision or common law principal applicable to this Agreement including trade secret law, which may provide a right in either ideas, formulae, algorithms, concepts, systems, methods, improvements, inventions or know-how generally, or the expression or use of such ideas, formulae, algorithms, concepts, systems, methods, improvements, inventions or know-how; and (ii) any and all applications, registrations, licences, sub-licences, agreements or any other evidence of a right in any of the foregoing;

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         "LOOK AND FEEL" means graphical elements, aesthetic look and feel and other navigation or design features including, without limitation, Marks, Browser Menu Links; meta tags, password set-up and other graphics forming part of the user interface on an Enabled Device;

         "MARKS" means trade-marks, trade names, design marks, service marks, logos, brand names or other distinguishing features;

         "MAN" means a Mobitex access number and refers to the unique network address of an Enabled Device pursuant to the Mobitex Protocol;

         "MOBITEX" means the two way wireless data communications network based upon the Mobitex Data Communications Network based upon the Mobitex Protocol as operated in Canada by Rogers and, where applicable, any other similar network located in the United States or elsewhere that is operated by a third party and that may be accessed by Rogers Customers pursuant to a roaming agreement or otherwise permitted by such third party.

         "MOBITEX NETWORK" will have the same meaning as "MOBITEX";

         "MOBITEX PROTOCOL" means the standard international communications protocol for a two-way wireless data network as promulgated from time to time by the Mobitex Operators Association;

         "ROGERS CUSTOMER" means a user of an Enabled Device and "ROGERS CUSTOMERS" means all of such users;

         "ROGERS INTELLECTUAL PROPERTY" will have the meaning set out in Section 16;

         "ROGERS SERVICE" will have the meaning set out in Section 2;

         "SERVER SOFTWARE" means GoAmerica's server based software that resides on the Go America facilities and interacts with and supports Enabled Devices. For greater certainty, "SERVER SOFTWARE" includes any and all Enhancements made to such software in accordance with this Agreement;

         "SERVICE" means the Hosting, operation, support and maintenance at GoAmerica's facilities of the Wireless Browser, equipment and Server Software in order to receive, route, interpret and process queries received from the Wireless Browser and data in response to such queries;

         "SUPPORT SERVICE LEVELS" will have the meaning set out in Section 10;

         "SUPPORT SERVICES" will have the meaning set out in Section 10;

         "SPECIFICATIONS" means the detailed design, functional, technical, branding, user interface, customizations and other specifications for the Rogers Service and the Customized Browser set out in the End User Documentation or attached hereto as Schedule 2;

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         "TECHNICAL CONTACT" will have the meaning set out in Section 12;

         "TERM" will have the meaning set out in Section 29;

         "TRANSITION COSTS" will have the meaning set out in Subsection 31;

         "TRANSITION PERIOD" will have the meaning set out in Section 32;

         "USER INFORMATION" means all data and information pertaining to or identifiable to a Rogers Customer including without limitation: (i) name, address, e-mail address, MAN, IP address, telephone number password, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data, or any other identification data; (ii) any information that reflects use of or interactions with the Rogers Service, the Server Software and/or the Customized Browser including browsing websites, including but not limited to, information concerning computer search paths, any profiles created or general usage data (other than aggregate statistical information that is not specific to and does not reference Rogers or any of the Rogers Customers); (iii) any data otherwise submitted in the process of registering for the Rogers Service and any data submitted during the course of using the Rogers Service, the Server Software and/or the Customized Browser, including browsing websites; (iv) all information and data relating to the use by a Rogers Customer of the Rogers Service, the Server Software and/or the Customized Browser; and (v) any other information relating to the behaviour of a Rogers Customer collected while such Rogers Customer is using the Rogers Service, the Server Software and/or the Customized Browser;

         "URL" means universal resource locator, which designates a unique Internet protocol address for locating and accessing an Internet site(s), a page or a location within a page; and

         "WIRELESS BROWSER" means software, currently commercially known as the Go.Web Browser, which when loaded on a wireless device capable of supporting such software: (i) interprets instructions received by such wireless device from a server; (ii) transmits instructions to a server;
         (iii) interfaces with such wireless device to perform functions such as write output to a screen and receive input from a key pad; (iv) interfaces with the URL requested by a Rogers Customer, collects data through interaction with the Server Software from sites and/or pages written in HTML, HDML and WML (hypertext markup language, handheld device markup language and wireless markup language, respectively,) and reformats such data in a format which can be displayed on an Enabled Device; and (v) otherwise performs any such other functions necessary to enable the user of such wireless device to access and browse the Internet through interaction with the Server Software. For greater certainty, "WIRELESS BROWSER" includes any and all Enhancements made to the such software in accordance with this Agreement.

2.       THE ROGERS SERVICE AND CUSTOMIZED BROWSER

         (a) Creation and Operation of Rogers Service and the Customized Browser. GoAmerica agrees to develop and deliver to Rogers a customized version of the Wireless Browser (the "CUSTOMIZED BROWSER") and to Host at GoAmerica's

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                  premises a Rogers branded version of the Service which
                  conforms to and performs in accordance with the Specifications (the "ROGERS SERVICE") and hereby grants to Rogers the right to offer the Rogers Service to Rogers Customers through the Mobitex Network, subject to the terms and conditions set out in this Agreement. For greater certainty, "CUSTOMIZED BROWSER" also includes any and all Enhancements and Additional Customizations made to such software in accordance with this Agreement.

         (b) Co-operation With Third Parties. GoAmerica acknowledges and agrees that Rogers is currently working with third parties to develop and offer customizations, improvements, enhancements, new features and other functionality to Rogers Customers (including, without limitation, a customized website which will enable Rogers Customers to personalize their Home Deck), and GoAmerica agrees that it will, at its expense, co-operate in good faith with Rogers and with such third parties. Without limiting the generality of the foregoing and subject to
                  Section 4, GoAmerica acknowledges and agrees that Rogers may from time to time work with third parties to develop a wireless portal for use in connection with the Customized Browser. Upon Rogers request, GoAmerica will reasonably cooperate and facilitate a seamless transition of the management and Hosting of the Home Deck to the applicable third party specified by Rogers.

         (c) Standard Development Kits. GoAmerica will provide to Rogers, on terms and conditions, including price, to be mutually agreed upon by the parties for use by Rogers' content providers , the tools, including without limitation, standard development kits (SDKs), required to make content on the Customized Browser accessible to, and in a format which can be read by, the Rogers Customers as well as all reasonable support in relation to the use by Rogers or its content providers of all such tools.

3. ACTIVATION. GoAmerica will by the end of the next Business Day following receipt from Rogers of each MAN, activate on GoAmerica's servers each Wireless Browser located on the Enabled Device to which such MAN relates.

4. BRANDING. The Rogers Service and the Customized Browser will be branded with the Marks of Rogers and GoAmerica in the manner specified in the Specifications or in such other manner as may be determined by Rogers, in its sole discretion; provided, however, that Rogers may not alter the form or manner in which any GoAmerica Marks are included as part of the Rogers Service in any material respect without the prior consent of GoAmerica, which consent will not be unreasonably withheld or delayed.

5. BROWSER MENU LINKS. Unless otherwise specified by Rogers in writing, GoAmerica will integrate and include as part of the Rogers Service and the Customized Browser all Browser Menu Links provided by Rogers within twenty-four (24) hours following receipt of a request from Rogers.

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


6. LOOK AND FEEL. Subject to Section 4 Rogers will have sole control over the Look and Feel of the Rogers Service and Customized Browser, including without limitation, the placement, addition and deletion of the Browser Menu Links.

7. ENHANCEMENTS. GoAmerica will notify Rogers in writing [**]prior to making any Enhancement to the Service and/or the Wireless Browser and Rogers will have[**] to notify GoAmerica whether it wishes GoAmerica to incorporate such Enhancement into the Rogers Service and/or the Customized Browser. In the event that: (i) Rogers notifies GoAmerica that it wishes to incorporate an Enhancement into the Rogers Service and/or the Customized Browser; or (ii) Rogers is deemed to have accepted an Enhancement in accordance with the following sentence, GoAmerica will at GoAmerica's expense, incorporate such Enhancement into the Rogers Service and/or Customized Browser concurrently with the date that GoAmerica makes such Enhancement to the Service and/or the Wireless Browser. Should Rogers fail to notify GoAmerica that it rejects any such Enhancement within such [**], Rogers will be deemed to have accepted such Enhancement.

8. RIGHT TO REJECT. Rogers may, at any time within [**] following receipt from GoAmerica of the Rogers Service and/or the Customized Browser or any part thereof, notify GoAmerica in writing whether Rogers accepts or rejects the Rogers Service and/or the Customized Browser or the applicable part thereof. Rogers may reject the Rogers Service and/or the Customized Browser if it does not conform to or perform in accordance with the Specifications in Schedule 2 (or in any separate quote and purchase order). If Rogers does not deliver a notice of acceptance or rejection within such time period, the Rogers Service and/or the Customized Browser will be deemed to have been rejected. If:
         (i) Rogers delivers to GoAmerica a notice that Rogers rejects the Rogers Service and/or the Customized Browser; or (ii) the Rogers Service and/or the Customized Browser are deemed to have been rejected in accordance with the preceding sentence, provided Rogers has informed GoAmerica in reasonable detail as to the manner in which the Rogers Service and/or the Customized Browser do not conform to or perform in accordance with the Specifications in Schedule 2 (or in any separate purchase order), then GoAmerica will use reasonable commercial efforts to remedy any deficiency as quickly as possible and GoAmerica will redeliver the remedied Rogers Service and/or the Customized Browser to Rogers for its approval, the whole of which will be at GoAmerica's expense. The procedure for acceptance set out in this Section 8 will continue until Rogers has notified GoAmerica in writing that it accepts the Rogers Service and Customized Browser or until Rogers exercises its right to terminate this Agreement in accordance with Subsection 30(b), whichever is earlier.

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

9.       PROCEDURE FOR ADDITIONAL CUSTOMIZATIONS.

         (a) At any time during the Term, Rogers may request in writing that GoAmerica make additional customizations to the Rogers Service, the Server Software and/or Customized Browser, including without limitation additional Enhancements, which GoAmerica is not otherwise required to make at its expense in accordance with Sections 7 and/or 8 (the "ADDITIONAL CUSTOMIZATIONS"). Within [**]or such longer time requested by GoAmerica and approved by Rogers in writing following receipt by GoAmerica of such written request from Rogers, Go America will, at its expense, provide a written response to Rogers (the "CUSTOMIZATION ASSESSMENT") specifying:

                  (i) the time frame for the development and implementation of the Additional Customizations;

                  (ii) the impact, if any, that the implementation of the Additional Customizations will have on the functionality, usability, performance or other components of the Rogers Service, including the Server Software and the Wireless Browser;

                  (iii) the proposed schedule for the implementation of the Additional Customizations;

                  (iv) the fees and expenses Rogers must pay GoAmerica to develop and implement the Additional Customizations; and

                  (v) any other information reasonably requested by Rogers in order to enable it to assess the impact that the development and implementation of the Additional Customizations will have on the Rogers Service, the Wireless Browser and/or the Server Software.

         (b) Within [**] of the receipt by Rogers of the Customization Assessment or such longer time requested by Rogers and approved by GoAmerica in writing, Rogers will notify GoAmerica in writing whether it wishes GoAmerica to develop and implement the Additional Customizations in accordance with the Customization Assessment.

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

         (c) Rogers will have the right to notify GoAmerica that it rejects a Customization Assessment or that it requires specified clarifications, additions or modifications to such Customization Assessment and GoAmerica will have [**] or such other time as the parties may agree, from the date of receipt of such written notice from Rogers, to deliver to Rogers an amended Customization Assessment and Rogers will have [**] following the receipt of such amended Customization Assessment to notify GoAmerica in writing whether it wishes GoAmerica to develop and implement the Additional Customizations in accordance with the amended Customization Assessment.

         (d) Upon receipt by GoAmerica of written notice from Rogers indicating that Rogers wishes GoAmerica to develop and implement the Additional Customizations and shall pay GoAmerica the fees and expenses quoted by GoAmerica or otherwise agreed to by the parties in writing, GoAmerica will do so in accordance with the Customization Assessment. If Rogers does not indicate in writing within the required time frame that it wishes GoAmerica to develop and implement the Additional Customizations, GoAmerica will not develop or implement any such Additional Customizations.

         (e) All Additional Customizations developed and implemented by GoAmerica in accordance with this Section 9 will form part of the Rogers Service, the Server Software and/or the Customized Browser and all approved Customization Assessments will be incorporated into and form part of the Specifications.

10. SUPPORT AND MAINTENANCE. GoAmerica will provide the support services set out in Schedule 4 (the "SUPPORT SERVICES") in accordance with the support service levels set out in Schedule 4 (the "SUPPORT SERVICE LEVELS").

11. MARKETING. Each party will use reasonable commercial efforts, consistent with good business practises and marketing standards, to advertise, market and promote the Rogers Service and/or the Customized Browser. Without limiting the generality of the foregoing, GoAmerica agrees to pay [**]% of all of the costs incurred by Rogers or any of its Affiliates in relation to the advertising, marketing and promotion of the Rogers Service and/or the Customized Browser where Rogers uses, displays or otherwise refers to the GoAmerica Mark "Go.Web", up to a contribution by GoAmerica of $[**] US. Rogers will be entitled to submit invoices from time to time containing the information concerning the amount spent by or on behalf of Rogers or any of its Affiliates on advertising marketing and/or promotion wherein the Mark "Go.Web" was used, displayed or otherwise referred to and GoAmerica will pay [**]% of such amount within [**] following receipt of the applicable invoice.

12. TECHNICAL CONTACTS. Each party has designated the technical contact (the "TECHNICAL CONTACT") set out in Schedule 1 to act as a liaison for all communications between Rogers and GoAmerica pertaining to this Agreement. Communication between the

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         Rogers Technical Contact and the GoAmerica Technical Contact does not replace the obligation to give notices required by this Agreement.

13. TRADEMARK USE. Each party may use the other party's Marks (either alone or in conjunction with such first party's Marks) during the Term in connection with the Rogers Service and/or the Customized Browser and in connection with the marketing, advertising and promotion of the Rogers Service and/or the Customized Browser subject to the other party's prior written consent. Without limiting the generality of the foregoing, neither party will remove, obliterate or modify any of the other party's Marks or notices on the Rogers Service and/or the Customized Browser without such party's consent in writing.

14.      LICENSES AND RESTRICTIONS.

         (a)      License Terms.

                  (i) GoAmerica hereby grants to Rogers and its Affiliates a non-exclusive, royalty-free, non-transferable (except as provided in Section 38) license during the Term and, where applicable, the Transition Period, to: (i) install (directly or through a third party) on any number of Enabled Devices; (ii) use; (iii) reproduce; (iv) distribute; (v) store; (vi) grant Rogers Customers the right to download from a Rogers website free of charge; and (vii) sublicense the Wireless Browser in object code format for the purpose of providing Rogers Customers with the Rogers Service and/or the Customized Browser and for no other purpose.

                  (ii) GoAmerica hereby grants to Rogers and its Affiliates a non-exclusive, royalty-free, non-transferable (except as provided in section 38) license during the Term and, where applicable, the Transition Period, to: (i) use; (ii) access; and (iii) permit Rogers Customers to use and access the Server Software for the purpose of providing Rogers Customers with the Rogers Service and/or the Customized Browser and for no other purpose.

                  (iii) GoAmerica hereby grants to Rogers and its Affiliates a non-exclusive, royalty-free, non-transferable (except as provided in Section 38), license during the Term to: (i) use; (ii) reproduce; (iii) distribute; and (iv) sublicense the End User Documentation to the Rogers Customers.

                  (iv) Rogers will not: (i) exceed the licensed use of the Wireless Browser set out in this Agreement; or (ii) translate, decompile or reverse engineer the whole or any part of the Wireless Browser.

         (b)      Source Code Escrow.

                  (i) Immediately following the execution of this Agreement, GoAmerica and Rogers will negotiate in good faith in order to execute the Escrow Agreement (as defined below) no later than two (2) weeks following the Effective Date which will be attached to and form part of this Agreement

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                           as Schedule 5. Within the time specified below,
                           GoAmerica shall place and shall thereafter maintain, at its expense: (1) an updated copy of the source code for the Customized Browser and the Server Software including Enhancements, if any; and (2) any available commentary, instructions, programmer specifications, notes (technical or otherwise), manuals, tutorial literature, explanations, annotations and other documentation necessary to enable a reasonably skilled programmer to read, understand, operate and maintain the source code for the Customized Browser and the Server Software including Enhancements (collectively, the "Escrow Materials"), in escrow with Data Security International, Inc. ("Escrow Agent") pursuant to the terms of an escrow agreement to be mutually agreed upon by the parties ("Escrow Agreement"). GoAmerica shall deliver the Escrow Materials to the Escrow Agent promptly after execution of the Escrow Agreement by the parties and the Escrow Agent.

                  (ii) Among other terms, the Escrow Agreement will provide for the release of the Escrow Materials to Rogers in the event that (x) GoAmerica is unable to provide Support Services because GoAmerica has become insolvent or unable to pay its debts as they mature in the ordinary course of business; has filed a petition for bankruptcy or has been adjudicated a bankrupt, has made an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law; has had proceedings instituted by or against it in bankruptcy or under insolvency laws or for reorganization, receivership or dissolution, or (y) breaches its obligations to provide Support Services as set out in Schedule 4 and fails, after notice in writing by Rogers, to cure such breach within the time provided in this Agreement.

                  (iii) The Escrow Agreement shall also provide, among other mutually agreed terms, that in the event Rogers obtains the Escrow Materials pursuant to the release conditions and procedures set forth in the Escrow Agreement, Rogers shall have the right to use and modify the Escrow Materials solely for the purposes of providing (directly or through third parties) the Support Services that GoAmerica has failed to provide or is unable to provide, for as long such failure or inability continues. At such time as GoAmerica, in good faith, notifies Rogers that it has recovered its ability to provide Support Services, or cured the cause of its breach, Rogers shall promptly return all copies of the Escrow Materials to the Escrow Agent and allow GoAmerica to resume providing Support Services; provided, however that GoAmerica reasonably cooperates and assists Rogers in effecting such transition at GoAmerica's expense. Rogers's rights to use the Escrow Materials shall be limited to the provision of such Support Services. Release of the Escrow Materials shall not be deemed to vest in Rogers any rights to use or modify the Escrow Materials or the Wireless Browser to extend or enhance its functionality or to enable the use of the Wireless Browser in any manner other than as provided in this Agreement.

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15.      ASSIGNMENT. GoAmerica hereby assigns to Rogers and its Affiliates all
         Intellectual Property Rights in and to the Customizations (other than the Intellectual Property Rights forming part of the Wireless Browser prior to the Effective Date) and the Additional Customizations developed and implemented in accordance with Section 9. Except as expressly permitted herein, Go America will not have the right to use, reproduce or otherwise exploit any Intellectual Property Rights in the Customizations and the Additional Customizations without the prior written consent of Rogers.

16. ROGERS INTELLECTUAL PROPERTY. As between the parties, Rogers owns and retains all right, title and interest in and to the following, which will be collectively referred to herein as the "ROGERS INTELLECTUAL PROPERTY":

         (a)      the Customizations and the Additional Customizations;

         (b)      all of the Rogers domain names, Marks and URLs; and

         (c) all information relating to the Rogers Customers, including without limitation, all information and data about Rogers Customers, including without limitation all User Information.

17. LICENSE OF ROGERS INTELLECTUAL PROPERTY. Subject to Section 43, Rogers grants a non-exclusive, royalty-free, revocable, non-transferable license during the Term to GoAmerica to use the Rogers Intellectual Property, excluding the User Information, subject to the following restrictions:

         (a) GoAmerica will use the Rogers Intellectual Property, excluding the User Information, in accordance with this Agreement and only for the purpose of fulfilling its obligations hereunder;

         (b) GoAmerica will not contact, communicate with or distribute information to any Rogers Customer without Rogers' prior written consent;

         (c) GoAmerica will not disclose, sell, license, rent or otherwise exploit any Rogers Intellectual Property to a third party without the written consent of Rogers; and

         (d) GoAmerica will use the Rogers Intellectual Property only in accordance with all applicable restrictions imposed by law or regulation.

18. GOAMERICA OWNERSHIP. Subject to Sections 15 and 16, GoAmerica retains all right, title and interest in and to the Service, the Wireless Browser, the Enhancements (other than Enhancements which constitute Additional Customizations), the GoAmerica Marks and all development tools, routines, subroutines, applications, software and other materials that GoAmerica may use in conjunction with providing the Service (collectively, the "GOAMERICA INTELLECTUAL PROPERTY").

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19.      CONFIDENTIALITY.

         (a) Each party will at all times, both during the Term and thereafter, hold all Confidential Information of the other party in the strictest confidence, and will not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this Agreement, without the other party's prior written consent. Without limiting the generality of the foregoing, each party agrees: (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement; and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

         (b) Notwithstanding the foregoing, each party may disclose Confidential Information: (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law; or (ii) on a "need-to-know" basis under an obligation of confidentiality to its Affiliates and to its and its Affiliates' authorized agents, contractors, legal counsel, accountants, banks and other financing sources and their advisors.

         (c) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the other party's written consent.

         (d) Each party acknowledges that its failure to comply with the provisions of this Section 19 will cause irreparable harm to the other party which cannot be adequately compensated for in damages, and accordingly acknowledges that the other party will be entitled to obtain, in addition to any other remedies available to it, interlocutory and permanent injunctive relief to restrain any anticipated, present or continuing breach of this Section 19.

20.      FEES AND REPORTING.

         (a) Payment of Fees. In consideration for the provision by GoAmerica of the Rogers Service, the Customized Browser and the Server Software in accordance with the terms of this Agreement, including the license to Rogers of the GoAmerica Intellectual Property, Rogers will pay GoAmerica the fees set out in Schedule 3 to this Agreement in accordance with the payment procedure set out therein. Notwithstanding the foregoing, Rogers agrees to pay, in addition to the fees payable under this Agreement, the applicable withholding taxes in relation to such fees; provided, however, that GoAmerica agrees to use reasonable commercial efforts at GoAmerica's expense to reclaim all such amounts paid by Rogers, including the filing of all applicable tax returns, and GoAmerica will promptly pay Rogers all of the amounts reclaimed.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         (b) Failure to Meet Support Service Levels. If, during any Reporting Period (as defined in Schedule 4) during the Term or any renewal or extension thereto, GoAmerica fails to provide the Support Services in accordance with all applicable Support Service Levels, then, in addition to all other remedies available to Rogers under this Agreement or otherwise at law, Rogers will have no obligation to pay to GoAmerica the "GoAmerica Monthly Access Fee" set out in Section 5 of
                  Schedule 3 relating to such Reporting Period.

         (c) Reporting Requirements. In addition to GoAmerica's obligations to provide Reports (as defined in Schedule 4 hereof) to Rogers in accordance with Schedule 4, GoAmerica will provide to Rogers, in a form and format mutually agreed upon by the parties, a report in respect of each calendar month during the Term or any renewal or extension thereto which contains statistical information which sets out the frequency of use of the Rogers Service and/or the Customized Browser by each Rogers Customer based on the MAN of each Rogers Customer and any other information reasonably requested by Rogers from time to time, provided that the provision of such information does not violate any Federal Communications Commission or other applicable federal or state regulations. GoAmerica will provide such Reports to Rogers in accordance with GoAmerica's normal billing cycle and each such Report will relate to the period ending on the Business Day on which such Report is delivered.

21. [**] TERMS. GoAmerica represents, warrants and covenants that the terms and conditions set out in this Agreement, including without limitation, the fees payable in relation to the Rogers Service, the Customized Browser and any Additional Customizations,[**] during the Term, [**] by GoAmerica [**] and/or [**] under this Agreement. Without limiting the generality of the foregoing, in the event that GoAmerica [**] and/or [**] under this Agreement, [**] the terms and conditions [**] under this Agreement, [**] to GoAmerica under this Agreement [**] which GoAmerica [**] and the [**] GoAmerica [**] and (ii) thereafter, [**] of the Term.

22. AUDITS. GoAmerica will maintain complete and accurate records containing information in sufficient detail to permit an accurate determination of the fees payable hereunder, and will retain all records and supporting information in accordance with generally accepted accounting principles (GAAP) in a form and format reasonably requested by Rogers. Without limiting the generality of the preceding sentence, GoAmerica will maintain data records relating to all Rogers Customers so that such information is sorted and accessible by Rogers according to the MAN for each Rogers Customer. Such records and supporting information will be made available for inspection on behalf of Rogers by a firm of certified public accountants (or the Canadian equivalent thereof) chosen by Rogers at any time not more than once during any six (6) month period upon ten (10) calendar days prior notice to GoAmerica. Such inspection will take place during Business Day(s) at GoAmerica's offices in Hackensack, New Jersey or at such other place as such records may reasonably be regularly stored. In the event that any such audit reveals either: (i) an overpayment by Rogers of greater than or equal to give percent (5%); or (ii) breach by GoAmerica of its representation, warranty and covenant in Section 21, then GoAmerica will forthwith reimburse Rogers an amount equal to the excess payment and the entire cost of the audit (and all related expenses) will be borne by GoAmerica. Rogers will ensure that any person performing such audit on Rogers' behalf signs a non-disclosure agreement with Rogers and any breach by such person of such non-disclosure agreement will constitute breach by Rogers of its confidentiality obligations set out in Section 19 of this Agreement and Rogers will indemnify GoAmerica for the damages related to any such breach.

23. REPRESENTATIONS AND WARRANTIES OF GOAMERICA. GoAmerica represents, warrants and covenants to Rogers as follows and acknowledges that Rogers has relied upon such representations, warranties and covenants:

         (a) GoAmerica has the corporate power and the capacity to enter into, and to perform its obligations under, this Agreement and has the right to grant to Rogers all rights granted in this Agreement;

         (b) GoAmerica is the owner or authorized licensor of the Customized Browser, (other than the Customizations and Additional Customizations), and the Server Software and has the right to assign to Rogers all right, title and interest in and to the Customizations and Additional Customizations without violating any third party Intellectual Property Rights;

         (c) the Customized Browser (including the Customizations and Additional Customizations) will be developed and delivered by qualified GoAmerica personnel in a professional and workmanlike manner in accordance with the highest industry customs and practise;

         (d) the Rogers Service and the Customized Browser each will conform to and perform in accordance with the Specifications therefor;

         (e) GoAmerica will perform the Support Services in accordance with the Support Service Levels and in a professional and workmanlike manner in accordance with the highest industry customs and practise;

         (f) the exercise by Rogers of its rights under this Agreement including without limitation, the provision and distribution of the Rogers Service (including the sublicensing of the Customized Browser and Additional Customizations, if any) to the Rogers Customers will not violate any Intellectual Property Right of any third party and there are no third party claims or allegations that the installation, use, distribution or sublicensing of the Wireless Browser and/or the Customized Browser or the use and other exploitation of the Service or the Rogers Service violates any Intellectual Property Right of a third party;

         (g) no portion of the Rogers Service, Server Software and/or the Customized Browser will violate any rights of privacy of any third party;

         (h) at the time of delivery to Rogers, the master copy or copies of the Customized Browser and any Additional Customizations will not contain any clock, timer, counter, computer virus, worm, software lock, drop dead device, Trojan-horse routine, trap door, time bomb or any other codes or instructions that directly or indirectly modifies, replicates, distorts, deletes, damages or otherwise disables software, hardware, equipment, files, data or services, or any disabling mechanism or protection feature designed to prevent the use of or access to hardware, equipment, files, data or services;

         (i) at all times during the Term and any applicable Transition Period, no portion of the Server Software will contain, and GoAmerica will use reasonable commercial efforts to maintain the Server Software in accordance with industry customs and practice in order ensure that no information and/or content accessed through the Server Software will contain, any clock, timer, counter, computer virus, worm, software lock, drop dead device, Trojan-horse routine, trap door, time bomb or any other codes or instructions that directly or indirectly modifies, replicates, distorts, deletes, damages or otherwise disables software, hardware, equipment, files, data or services, or any disabling mechanism or protection features designed to prevent the use of or access to hardware, equipment, files, data or services;

         (j) GoAmerica's performance of the obligations in this Agreement including the provision and delivery of the Rogers Service and the licensing of the Customized Browser and Server Software will comply with and will neither contravene, breach nor infringe any applicable laws or regulations; and

         (k) the Rogers Service will be provided by GoAmerica error-free, in an uninterrupted manner.

24.      INDEMNIFICATION.

         (a) GoAmerica will, at its expense, defend, indemnify and hold Rogers and its Affiliates and their respective officers, employees, representatives and agents harmless from and against any claim, suit, action or other proceeding which is based on or arises from a claim that the Rogers Service, the Server Software, Customized Browser and/or Additional Customizations (or the use thereof by a Rogers Customer) infringes the Intellectual Property Rights of a third party (excluding any claims relating to intellectual property including Marks, or text supplied to GoAmerica by Rogers) or any breach by GoAmerica of Section 19. GoAmerica will pay all costs, damages and expenses (including but not limited to reasonable legal fees) in connection with any such claim, suit, action or proceeding; provided, however, that: (i) Rogers notifies GoAmerica in writing within a commercially reasonable time after Rogers becomes aware of a claim; (ii) GoAmerica has sole control of the defence of any such action; and (iii) Rogers reasonably cooperates, in good faith at GoAmerica's expense, in the defence of any such legal action.

         (b) Notwithstanding the foregoing, GoAmerica will have no liability for any claim of infringement based on (i) any modification of the Customized Browser or Rogers Service other than as authorized by GoAmerica where such modification gave rise to the infringement claim; (ii) use (other than use by GoAmerica or its agents) of the Customized Browser or Rogers Service in conjunction with content where use with such content gave rise to the infringement claim; or (iii) use (other than use by GoAmerica or its agents) of the Customized Browser or Rogers Service with software or hardware which is not owned, licensed or authorized by GoAmerica, where use with such other software or hardware gave rise to the infringement claim.

25. CONTINUED USE. Should the Server Software, Customized Browser, (including the Additional Customizations) and/or the Rogers Service become, or in GoAmerica's opinion be likely to become, the subject of a claim of infringement, GoAmerica will, at its option and expense: (i) obtain the right for Rogers to continue using the Server Software, Customized Browser, (including the Additional Customizations) and/or the Rogers Service (ii) modify the Server Software, Customized Browser (including the Additional Customizations) and/or the Rogers Service so it is no longer infringing; provided, however, that any such modification does not impair the ability of the Server Software, Customized Browser (including the Additional Customizations) and/or the Rogers Service or the relevant portion thereof to conform to and perform in accordance with the Specifications therefor or the intended use thereof; or (iii) replace the infringing portion of such GoAmerica Intellectual Property with compatible, equivalent and non-infringing software or technology. If, after reasonable commercial efforts by GoAmerica, GoAmerica is not able to perform any of the foregoing alternatives, then either party will have the right to terminate this Agreement.

26. REPRESENTATIONS AND WARRANTIES OF ROGERS. Rogers represents, warrants and covenants to GoAmerica as follows and acknowledges that GoAmerica has relied upon such representation, warranty and covenant: has the corporate power and the capacity to enter into, and to perform its obligations under, this Agreement and has the right to grant to GoAmerica all rights granted in this Agreement.

27. LIMITATION OF WARRANTY. Except as expressly provided in this Agreement, neither party makes any representations or warranties of any nature whatsoever, either express or implied, with respect to the Rogers Service, the Customized Browser or the Additional Customizations. Except as expressly provided herein, each party hereby disclaims all implied warranties, including without limitation, all warranties of merchantable quality, non-infringement of third party rights and fitness for a particular purpose.

28. LIMITATION OF LIABILITY. Except for GoAmerica's indemnification obligations in Section 24 and Rogers' indemnification obligations under the last sentence of Section 22 which will include, without limitation, special, consequential, indirect, incidental, exemplary and punitive damages and loss of profit, and notwithstanding any other provision in this Agreement, neither party nor their Affiliates or their respective directors, officers, and employees will be liable for any special, consequential, indirect, incidental, exemplary or punitive damages or loss of profit, whether in contract, tort or otherwise resulting from any cause of action whatsoever, including negligence, gross negligence, negligent misrepresentation and/or fundamental breach or other theory of law. Except for GoAmerica's indemnification obligations in Section 24 and Rogers' indemnification obligations under the last sentence of
         Section 22, which will be unlimited as to dollar amount, either party's liability for claims arising from or relating to this Agreement will be limited to the amount paid by Rogers to GoAmerica in relation to this Agreement. The foregoing limitation of liability is an agreed allocation of risk between the parties and the Service Fees agreed to by the parties and set out in Schedule 3 are based upon such allocation.

29. TERM. This Agreement will be effective as the date first written above and will continue for a period expiring one year from the Effective Date (such period and any renewal thereof or extension thereto is herein called the "TERM"), and for the Transition Period where applicable, unless terminated earlier pursuant to Section 30. Rogers may elect to extend this Agreement on the same terms and conditions as those set out herein for not more than twenty-four (24) additional periods of one (1) month by providing written notice of its intention to renew not less than one (1) week prior to the expiration of the initial Term or the then-current monthly extension period.

30.      TERMINATION. This Agreement may be terminated:

         (a) by either party upon a breach or default of any of the terms and conditions of this Agreement by the other party that is not cured within thirty (30) calendar days after receipt by the breaching party of written notice thereof from the non-breaching party;

         (b) by Rogers forthwith upon written notice, in the event that Rogers rejects the Rogers Service or the Customized Browser pursuant to Section 8 hereof, provided that: (i) GoAmerica has not been able to remedy the failure of the Rogers Service and/or the Customized Browser to conform to or perform in accordance with the Specifications within five (5) Business Days of receipt of the written notice of rejection; and (ii) Rogers and GoAmerica have not been able to reach agreement on a resolution of the issues within five (5) Business Days of the receipt of the written notice of rejection, acting reasonably and in good faith;

         (c) by either party forthwith upon written notice in the event that the other party: (i) is insolvent or unable to pay its debts as they mature in the ordinary course of business; or
                  (ii) files a petition for bankruptcy or is adjudicated a bankrupt; (iii) makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law; (iv) has proceedings instituted by or against it in bankruptcy or under insolvency laws or for reorganization, receivership or dissolution; and

         (d) by either party in accordance with Section 25 upon ten (10) calendar days written notice.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


31. EFFECT OF TERMINATION. Upon the termination or expiration of this Agreement (following the Transition Period, where applicable):

         (a) each party will cease using the other party's Marks; provided, however, that neither party will be required to remove from circulation marketing, promotional or other material already created, or marketing, promotional or other material in respect of which it has placed an order which cannot be cancelled without payment of any fee or penalty;

         (b) GoAmerica will co-operate with and provide reasonable assistance to Rogers in transferring the Rogers Service and the Customized Browser to a different service provider. Upon Rogers' request, GoAmerica will provide Rogers with reports which contain statistical information which sets out the frequency of use of the Rogers Service, the Server Software and the Customized Browser by each Rogers Customer based on the MAN number of each Rogers Customer, and any other information requested by Rogers from time to time in order to facilitate the transfer of the Rogers Service and the Customized Browser. Rogers agrees to pay for all services rendered and costs, including, without limitation, costs relating to replacing and transferring hardware, software, services, employees, and overhead costs, (the "TRANSITION COSTS") incurred by GoAmerica in assisting in such transfer unless the Agreement is terminated by Rogers pursuant to Subsections 30(a), (b), (c) or (d) in which event GoAmerica will pay the Transition Costs. The Transition Costs will be payable thirty (30) days following receipt by the relevant party of an undisputed invoice, which invoice may be delivered on a monthly basis following the end of each month to which such invoice relates. Termination of this Agreement will not act as a waiver of any prior breach of this Agreement or as a release of either party from any liability for breach of such party's obligations under this Agreement; and

         (c) On termination of this Agreement, each party will forthwith return all the other party's intellectual property and Confidential Information which is then in its possession or control, and will remove and/or destroy all digital representations thereof in any form from all electronic storage media in its possession or under its control and provide the other party with a certificate signed by one of its officers certifying this has been done.

32. TRANSITION PERIOD. During the period beginning on the first day following the day that this Agreement or any renewal or extension thereto expires or is terminated for any reason whatsoever and continuing for a period of [**] thereafter (the "TRANSITION PERIOD"), this Agreement will remain in effect as to Rogers Customers activated before the end of the Term, and GoAmerica will continue to provide the Rogers Service, the Customized Browser and the Server Software and Rogers will continue to pay for the Rogers Service; provided, however, that Rogers will not have any obligation to pay to GoAmerica the "GoAmerica Monthly Access Fee" set out in Section 5 of Schedule 3 during the Transition Period. However, Rogers will not have the right to activate any additional Rogers Customers during the Transition Period.

33. DISPUTE RESOLUTION. If any dispute or question (in this Section called a "DISPUTE") arises during the term of this Agreement between the parties concerning the interpretation of this Agreement or any part hereof (other than the interpretation of any of Section 19 or Subsections 23(b), (f) and (g), the parties will in good faith attempt to resolve such Dispute promptly and in an amicable manner under the following informal dispute resolution procedure. If a Dispute arises which is not resolved by the operational personnel involved, GoAmerica's Director of Carrier Relations and Rogers' Director of Product Development or such other senior operations manager of Rogers designated by Rogers from time to time to serve in such capacity (in this Section collectively called the "DISPUTE RESOLUTION COMMITTEE") will be notified. The Dispute Resolution Committee, made up of equal representation, will meet within fifteen (15) calendar days of being notified of a Dispute. If the Dispute Resolution Committee cannot resolve the Dispute within fifteen (15) calendar days after being notified of the Dispute, they will notify GoAmerica's Executive Vice-President and Rogers' Vice-President of New Product Development (in this Section collectively called the "PRESIDENTS"). The Presidents will meet as promptly as possible. If the Presidents cannot resolve the Dispute within fifteen (15) calendar days after being notified of the Dispute, each party may take whatever steps are necessary to protect its interests. However, no Dispute (other than a Dispute concerning the interpretation of any of Section 19 or Subsections 23(b), (f) and (g) will be the subject of litigation or other formal proceeding between the parties before being considered by the Dispute Resolution Committee, the Executive Managers and the Presidents, as set forth in this Section; provided, however, that either party may seek injunctive or equitable relief as otherwise provided for in this Agreement without complying with the above described procedure.

34. SURVIVAL. The provisions of Sections 14, 15, 16, 18, 19, 21, 22, 24, 28, 31, 32, 33, 34, 37, 38 and 43 will survive any termination or expiration of this Agreement. For the purposes of the preceding sentence, this Agreement will be deemed not to have terminated or expired until the last day of the Transition Period, if applicable.

35. FORCE MAJEURE. Neither party is liable for any delay, interruption or failure in the performance of its obligations if caused by acts of God, declared or undeclared war, fire, flood, storm, slide, earthquake, power failure, inability to obtain equipment, supplies or other facilities not caused by a failure to pay, labour disputes, or other similar event beyond the control of the party affected which may prevent or delay such performance ("FORCE MAJEURE"). In the event that a Force Majeure occurs or is likely to occur, the party affected will promptly notify the other, giving particulars of the event. The party so affected will use reasonable efforts to eliminate or remedy the event.

36. CURRENCY. All reference to currency are to currency of Canada, and all payments to be made hereunder will be in Canadian dollars.

37. NOTICES. Any notice required to be given under this Agreement will be duly and properly given if faxed or actually delivered (a) to GoAmerica, Attention: J. Korb, Executive Vice

         President, at its head office address set out below its signature on this Agreement and (b) to Rogers, Attention: Chief Technology Officer, at its address set out below its signature on this Agreement, with a copy to: Rogers Legal Department or at such other address or addresses as the parties from time to time designate by notice in writing to each other. Any given notice given pursuant to this Section will be deemed to be received on the day of faxing or upon actual delivery.

38. OTHER PROVISIONS. This Agreement is governed by the laws of the state of New York and the parties agree to submit any and all disputes to a court of competent jurisdiction in New York. This Agreement contains the whole Agreement between the parties and there are no terms, conditions or collateral agreements expressed, implied, or statutory, other than those expressly set forth in this Agreement. No amendment of this Agreement will be binding unless executed in writing by authorized signing officers of both parties hereto. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision nor will such a waiver constitute a continuing waiver unless otherwise expressly provided in writing executed by the party to be bound. No failure of either party to insist upon strict compliance with any obligation or provision hereunder, and no custom or practice of the parties at variance with the terms hereof, will constitute a waiver of any right to demand exact compliance with the terms of this Agreement. Neither party's delay or omission in exercising any right, power or remedy upon a breach or default by the other party will impair any such right, power or remedy. Neither this Agreement nor any rights under it may be assigned, transferred, shared or delegated by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Rogers may assign all of its rights and responsibilities under this Agreement to an Affiliate or a party acquiring all or substantially all of its assets whether by purchase, merger, acquisition or any other means without consent. This Agreement may be signed in counterparts including counterparts by fax. If any provision of this Agreement is found to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision will be deemed to be severed from this Agreement and the remainder of this Agreement will not be affected and will remain in full force to the extent permitted by law. In the event that any portion of this Agreement will have been so determined to be or become invalid, illegal or unenforceable (the "OFFENDING PORTION"), the parties will negotiate in good faith such changes to this Agreement as will best preserve for the parties the benefits and obligations of such Offending Portion. All headings and captions contained in this Agreement are for convenience only and do not constitute a part of this Agreement. Whenever required, the singular will be deemed to include the plural and vice versa. Whenever required, the masculine gender will include the feminine, and vice versa. This Agreement is binding upon the successors to and permitted assigns of each party.

39. PUBLICITY. All public notices to third parties and all other publicity concerning this Agreement will be jointly planned and co-ordinated by GoAmerica and Rogers and no party will act unilaterally in this regard without first submitting such publicity to the other party for review for a period equal to no less than two (2) Business Days and receiving the prior approval of the other party except where required to do so by applicable law or by the applicable regulations or policies of any governmental authority or any stock exchange in circumstances where prior consultation with the other party is not practicable. Without limiting the generality of the foregoing, it is understood and agreed that GoAmerica and Rogers will each be entitled to issue a press release or public statement concerning the entering into of this Agreement, such press release or public statement to be approved by the other, such approval not to be unreasonably withheld or delayed.

40. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement will be construed as creating any agency, partnership or other form of joint enterprise between the parties. The relationship between the parties will at all times be that of independent contractors. Neither party will have the authority to contract for or bind the other in any manner whatsoever.

41. NEGOTIATION OF TERMS RELATING TO RESALE OF THE SERVICE. GoAmerica acknowledges that Rogers distributes wireless services through resellers and that Rogers may, in its discretion, elect to offer its resellers the opportunity to distribute a version of the Service (including, without limitation, a customized version of the Service) to the reseller's customers. GoAmerica agrees that, at Rogers's request, GoAmerica will negotiate in good faith the terms and conditions pursuant to which Rogers and GoAmerica will develop, operate and distribute such versions of the Service to Rogers's resellers for distribution by such resellers to their respective customers, which terms and conditions will be at least as favourable as the terms and conditions made available by GoAmerica to any third party for the same or substantially similar commercial arrangements as those entered into between Rogers and GoAmerica in accordance with this Section 41.

42. SECURITY AUDITS. GoAmerica acknowledges and agrees that certain persons with whom Rogers is in discussions and/or negotiations or with whom Rogers has entered into an agreement in relation to the Rogers Service and/or the Customized Browser may require that certain security standards be met by GoAmerica in the provision of the Rogers Service and license of the Customized Browser and the Server Software ("ROGERS SERVICE PROVIDERS"). GoAmerica and Rogers agree to negotiate in good faith a procedure for security audits by Rogers Suppliers and to execute a corresponding mutually agreed upon amendment to this Agreement by no later than twenty-one (21) calendar days following the Effective Date. Such amendment will include, without limitation, the parameters surrounding the Rogers Service Providers' right to inspect the environment, facilities and security procedures surrounding the servers and equipment on which the Server Software is installed or which are used in the transmission or receipt of information through the Server Software and to perform tests in order to identify potential security risks. Such amendment will also include a mutually agreed upon level of security which GoAmerica will maintain during the Term as well as a procedure for increasing such security level and for determining the corresponding fees payable by Rogers, if applicable.

43. USER INFORMATION. GoAmerica may receive or use User Information for the purposes contemplated by this Agreement, and if GoAmerica learns or obtains any User Information, such User Information will constitute Confidential Information and will be subject to Section 19 of this Agreement.

GOAMERICA COMMUNICATIONS CORP.

By: /s/ Joseph A. Korb
    ------------------------------------
    (authorized signatory)

    Joseph A. Korb
    ------------------------------------
    (print name)


Company Information:                    GoAmerica Communications Corp.
                                        401 Hackensack Ave
                                        Hackensack NJ 07601
                                        Phone:  (201) 996-1717
                                        Fax:    (201) 996-1772

ROGERS WIRELESS INC.
By: /s/ David Neale
    ------------------------------------
    (authorized signatory)

    David Neale
    ------------------------------------
    (print name)

By: /s/ J.M. Smith
    (authorized signatory)

    J.M. Smith
    ------------------------------------
    (print name)
    Rogers Information:                 1 Mt. Pleasant Rd.
                                        Toronto, ON
                                        M4Y 2Y5
                                        Phone: (416) 935-7349
                                        Fax: (416) 935-7672

                         SCHEDULES TO SERVICE AGREEMENT

1)       Technical Contacts

2)       Specifications for Rogers Service

3)       Service Fees

4)       Support and Support Levels

5)       Escrow Agreement

                                   SCHEDULE 1
                               TECHNICAL CONTACTS

Pursuant to Section 12 of the Agreement, each party designates the following persons as the Technical Contacts to act as a liaison for all communications between Rogers and GoAmerica pertaining to this Agreement.


Rogers Technical Contact:                  GoAmerica Technical Contact:
Ron Field                                  Debbie Kerr
Director of Network Operations             GoAmerica Communications Corp.
                                           401 Hackensack Avenue
                                           Hackensack NJ  07601
                                           Phone:   (201) 996-1717
                                           Fax:     (201) 996-1772
                                           Email:   dkerr@goamerica.net
Date of Designation                        Date of Designation
/s/ David Neale                            /s/ Joseph Korb
Authorized Signatory                       Authorized Signatory


Each party may replace its Technical Contact at any time by notifying the other party in writing.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   SCHEDULE 2
          SPECIFICATIONS FOR ROGERS SERVICE AND THE CUSTOMIZED BROWSER

The Rogers Service and Customized Browser are provided to Rogers Customers through Enabled Devices on which the Wireless Browser has been installed (such as the RIM 950 or RIM 957). The Wireless Browser will interface with the standard GoAmerica server, commonly known as "GoAmerica's "Go.Web" Services Gateway", including the Server Software. To effect a connection between Rogers' network and GoAmerica's server, GoAmerica will procure from a carrier of its choice an X.25 leased data line between its premises and GoAmerica's point of interconnection in Hackensack, NJ. GoAmerica will determine the capacity required based upon traffic usage, in its reasonable judgment. Rogers will reimburse GoAmerica for [**] per cent ([**]%) of the actual charges (including [**]) payable by GoAmerica to procure and maintain such leased line connection.]

Customizations

The following customizations will be developed and implemented by GoAmerica as part of the Rogers Service and/or the Customized Browser:

-        The "GoAmerica" icon [**];

-        The text under the [**]";

-        The pull down menu [**];

-        The Home Deck page header [**];

-        The Rogers Service will be [**];

- The default error page will be bilingual such that the messages "URL down" and "not able to access" will be in both French and English (wording to be provided by Rogers);

-        The default setting for [**] and/or [**] rather than [**];

-        The default setting on the [**];

-        the "splash" page which [**] from time to time; and

- Rogers will provide GoAmerica with information [**] and GoAmerica will provide [**] in writing.

-        The Customized Browser will [**].

-        The Customized Browser will [**].

-        [**], will be part of the [**].

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

                                   SCHEDULE 3
                                  SERVICE FEES


PURSUANT TO SECTION 20, THE ROGERS WILL PAY THE FEES SET OUT BELOW ON THE TERMS AND CONDITIONS CONTAINED IN THIS SCHEDULE 3.

TERMS AND CONDITIONS OF PAYMENT

1. The fees specified below are net of applicable taxes, which will be added to amounts payable by Rogers.

2. Within [**] days of the end of each calendar month, GoAmerica will submit to Rogers, a hard copy invoice for the fees payable under Sections 5 and 6 of this Schedule 3 for the Rogers Service and Customized Browser during the previous calendar month (the "BILLING PERIOD").

3. Rogers will pay each monthly invoice submitted by GoAmerica in accordance with Section 2 of this Schedule 3 within [**] of receipt by Rogers thereof unless Rogers disputes the amount set out in the invoice in accordance with Section 4 of this Schedule 3.

In the event that Rogers disputes all or any part of an amount invoiced by
GoAmerica:

Rogers will pay all undisputed amounts on such disputed invoice in accordance with Section 3 of this Schedule 3; and Rogers will submit the dispute relating to the disputed amounts to dispute resolution in accordance with the provisions of Section 33 of this Agreement hereof; and

Rogers will have no obligation to pay such disputed amount until such dispute is resolved or otherwise determined in accordance with Section 33 of this Agreement.

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

5.       GOAMERICA MONTHLY ACCESS FEE

Subject to Subsection 20(b) and Section 32 of this Agreement, in consideration of the pre-provisioning by GoAmerica of Rogers Customers on the GoAmerica gateway and the maintenance by GoAmerica of the GoAmerica gateway, Rogers will pay to GoAmerica $[**](CDN) payable in arrears on a monthly basis [**] and/or [**]during the month [**]

6.       GOAMERICA MONTHLY SERVICE FEES (PER ROGERS CUSTOMER) (CANADIAN DOLLARS)

[**]KB         [**]KB - [**]KB  [**]KB TO     [**]KB TO      MORE THAN
                                [**] KB       [**]KB         [**]KB
[**]           $[**]            $[**]         $[**]          $[**]


The Monthly Service Fee will be determined for each Rogers Customer based upon the amount of that Rogers Customer's data usage (in kilobytes) during the relevant Billing Period. GoAmerica will submit detailed reports with sufficient information to confirm amounts owed for each month.

7.       AIR TIME CHARGES

As between GoAmerica and Rogers, Rogers will be responsible for, and will pay directly to the appropriate carrier, any carrier charges incurred by Rogers Customers for wireless or landline network usage to access the Rogers Service and/or Customized Browser, including all wireless carrier charges for usage while roaming in the United States; provided, however, that Rogers will not be responsible for, and will have no obligation to pay any carrier, for any carrier charges incurred by Rogers Customers for wireless or landline network usage to access the Rogers Service and/or Customized Browser unless such Rogers Customers have a MAN number which is within the range in respect of which Rogers has entered into a roaming agreement with the applicable carrier.

                                   SCHEDULE 4

     1.1     INTRODUCTION

     1.1.1   OBJECTIVES

This Schedule  4:

             (a) defines the Support Services which will be provided by GoAmerica for the Rogers Service, the Customized Browser and the Server Software;

             (b) establishes the Service Levels with which GoAmerica shall comply in providing Support Services to Rogers as required pursuant to Section 10 of the Agreement;

             (c) describes the respective roles and responsibilities of Rogers and GoAmerica for Maintenance Services; and

             (d) describes the process by which the parties will report to the other with respect to the matters described in this Schedule 4 and review the performance of GoAmerica under this Schedule 4.

     1.1.2   DEFINITIONS

All capitalized terms not defined in this Schedule 4 shall have the meaning ascribed thereto in Section 1 of the main terms and conditions of the Agreement.

For the purposes of this Schedule 4, the following terms will have the following meanings:

             (a) "ACTION" means the specific tasks to be performed and/or results which must be achieved by the applicable party in response to a Situation or for performing Maintenance Services, as set out in Tables 1.3.3 and 1.4.4, respectively.

             (b) "AVAILABILITY" means (Total Available Minutes - Total Customer Outage Minutes)/ Total Available Minutes x 100%).

             (c) "CUSTOMER OUTAGE MINUTES" means, for each occurrence of a Failure or a Degradation in connection with the Rogers Service, the Customized Browser and/or the Server Software (the total number of minutes, rounded to the nearest minute, in such Failure or Degradation) x (the number of Rogers Customers affected by such Failure or Degradation).

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

             (d) "CRITICAL FAULT" means any Failure in the operation of any Non-Redundant Component which affects [**] or more Rogers Customers within [**] of one Business Day.

             (e) "DEGRADATION" means any problem which does not constitute a Failure.

             (f) "DEMARCATION POINT" means the smart jack connection between the GoAmerica Facilities and communication lines connecting the Mobitex Network to the GoAmerica Facilities.

             (g) "ERROR" means any verifiable and reproducible failure of the Rogers Service, the Customized Browser or the Server Software to conform to or perform in accordance with the Specifications in a material respect. The term "ERROR" shall not include any failure of the Rogers Service to conform to or perform with accordance with the Specifications in a material respect that results from:

             (ii)  Rogers misuse or improper use of the Customized Browser;

             (iii) the unauthorized modification by Rogers of the Customized
                   Browser;

             (iii) the failure or malfunction of any equipment, software or service not provided or operated by GoAmerica, including but not limited to the Enabled Device, the Mobitex Network or communications lines or services connecting the Mobitex Network to the Demarcation Point.

             (h) "ERROR CORRECTION" means a permanent modification of, addition to or deletion from the Customized Browser, the Server Software or the Rogers Service that causes the Rogers Service, the Customized Browser and/or the Server Software to conform to and perform in accordance with the Specifications in all material respects.

             (i) "ESCALATION" means the level or levels of management to which a Situation or Maintenance Services, as applicable, shall be escalated in the event that GoAmerica has missed either a Response Time or a Time to Cure deadline by the length of time indicated in the Escalation column for such escalation level. Either party may request Escalation to the next level at any time via verbal request to the indicated Escalation contact.

             (j) "ESCALATION LEVEL 1" OR "OE1" means, for each of Rogers and GoAmerica, the person identified in Appendix A to Schedule 4 as the person to whom matters identified in this Schedule 4 to be reported to "ESCALATION LEVEL 1" or "OE1" shall be reported.

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

             (k) "ESCALATION LEVEL 2" OR "OE2" means, for each of Rogers and GoAmerica, the person identified in Appendix A to Schedule 4 as the person to whom matters identified in this Schedule 4 to be reported to "ESCALATION LEVEL 2" or "OE2" shall be reported.

             (l) "ESCALATION LEVEL 3" OR "OE3" means, for each of Rogers and GoAmerica, the person identified in Appendix A to Schedule 4 as the person to whom matters identified in this Schedule 4 to be reported to "ESCALATION LEVEL 3" or "OE3" shall be reported.

             (m) "FAILURE" means any Error that renders Rogers unable to provide all or any part of the Rogers Service, the Customized Browser and/or Server Software to the Rogers Customers (including, without limitation, provisioning, billing, and all other components of the Rogers Service, Customized Browser and/or Server Software).

             (n) "GOAMERICA FACILITIES" means equipment, software and communication facilities that are on GoAmerica's side of the Demarcation Point operated by GoAmerica.

             (o) "IDENTIFICATION" means the party responsible for identifying the Situation or initiate the Maintenance Services, as applicable, and notifying the person identified in the Notification column of the applicable Table.

             (p) "MAINTENANCE SERVICES" shall have the meaning ascribed thereto in Section 1.4.4 of this Schedule 4.

             (q) "MAINTENANCE WINDOW" shall have the meaning ascribed thereto in Section 1.4.1 of this Schedule 4.

             (r)   "MAJOR FAULT" means:

             (i) any Failure of a component of the GoAmerica Facilities for which there is a back-up component which can be used to continue operation of such component functionality in an uninterrupted and non-degraded manner; or

             (ii) any Degradation of a Non-Redundant Component, that affects [**]or more Rogers Customers within [**] of 1 Business Day.

             (s) "MEAN TIME TO CURE PERCENTAGE" means (the total number of times during a Reporting Period in which GoAmerica completed an Action on or prior to the Time to Cure requirement specified for such Action) / (the total number of times during such Reporting Period in which GoAmerica was required to complete an Action) x 100%.

             (t) "MINOR FAULT" means any Error or other service problem which is not a Critical Fault or a Major Fault.

             (u) "NON-REDUNDANT COMPONENTS" include any component of the GoAmerica Facilities for which there is no back-up component which can be used to continue operation of such component functionality in an uninterrupted and non-degraded manner.

             (v) "NOTIFICATION" means the designated contact point for receiving notice from the person identified in the Identification column, and the person responsible for reporting and acting to correct the Situation or perform the Maintenance Services, as applicable, in accordance with this
                   Schedule 4;

             (w) "PERMITTED SCHEDULED MAINTENANCE" means maintenance provided during a Maintenance Window and in accordance with the requirements of Section 1.4 of this Schedule 4.

             (x)   "REPORT" shall have the meaning ascribed thereto in Section
                   1.5.1 of this Schedule 4.

             (y)   "REPORTING PERIOD" means a calendar month.

             (z) "RESPONSE TIME" means the time period within which the party who receives notice, as identified in the Notification column, must deliver a response to the party identified in the Identification column confirming receipt of such notice and that it will complete the required Actions.

             (aa) "SERVICE LEVEL" means (the total time, measured to the nearest minute, during each Reporting Period during which GoAmerica has provided Support Services in accordance with the all of the requirements of this Schedule 4) / (the total number of minutes in such Reporting Period) x 100%.

             (bb) "SITUATION" means either a Critical Fault, Major Fault or a Minor Fault. The classification of a Situation will be the one as defined in section 1.1.2 of Schedule 4 of this agreement.

             (cc) "SUBMISSION ACKNOWLEDGMENT TIME AVERAGE" means (the sum of the amount of time elapsed between the time that Rogers notifies GoAmerica of a problem which requires Support Services and the time that GoAmerica acknowledges receipt of such problem, for all such problems relating to Support Services sent to GoAmerica during a Reporting Period) / (the total number of requests for Support Services sent to GoAmerica during such Reporting Period).

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

             (dd) "TIER I CUSTOMER SUPPORT" means first level customer service to Rogers Customers, including installation, field service, sales, billing, general information, browser configuration, basic troubleshooting and all other customer calls. Tier I Customer Support includes all customer contact via telephone and electronic mail for all issues.

             (ee) "TIER II TECHNICAL SUPPORT" means second level technical support to the Rogers Customers, including advanced troubleshooting and support of Wireless Browser. Tier II Technical Support includes problems that cannot be resolved immediately on the telephone. Tier II Technical Support is performed through the tools and procedures developed by GoAmerica.

             (ff) "TIER III GOAMERICA NETWORK SUPPORT" means the third level support to the respective Tier II Technical Support staff to be provided by GoAmerica in accordance with the provisions of this Schedule 4.

             (gg) "TIME TO CURE" means the amount of time following the date and time on which the party identified in the Notification column of Table 1.3.3 is notified of a problem within which such party is required to complete the Action.

             (hh) "TOTAL AVAILABLE MINUTES" means ((the total number of minutes, rounded to the nearest minute, in a Reporting Period) (the number of Rogers Customers on the last day of such Reporting Period))

             (ii) "TOTAL CUSTOMER OUTAGE MINUTES" means the sum of all Customer Outage Minutes in a Reporting Period.

     1.2      PROVISION OF SUPPORT SERVICES

              Rogers and GoAmerica hereby agree that:

             (a) Rogers shall be solely responsible for providing Tier I Customer Support and Tier II Technical Support;

             (b) GoAmerica shall provide to Rogers Tier III GoAmerica Network Support. Tier III Network Support shall include, without limitation, the following obligations:

                   (i) GoAmerica shall provide support in respect of any service problems relating to the following components of the Rogers Service, the Customized Browser and/or the Server Software which affect [**]or more Rogers Customers within [**] of 1 Business Day:

                           1. connectivity to the Internet via major interconnects; and

                           2.       the GoAmerica Facilities;

             (ii) GoAmerica shall provide Rogers with the most current version of the Wireless Browser as soon as such version is made available to any of GoAmerica's customers or to any third party for distribution. GoAmerica shall provide to Rogers all reasonable support and maintenance required to operate the Wireless Browser. During any time when Rogers is unable to use or operate the Wireless Browser, GoAmerica shall provide any services reasonably required by Rogers to enable Rogers to verify the correct configuration of the Rogers Service, the Customized Browser and/or the Server Software.

             (i) GoAmerica shall provide the Support Services to Rogers primarily via telephone and email. All communication between Rogers and GoAmerica, will reference trouble ticket numbers from Rogers' trouble ticketing system.

             (ii) GoAmerica shall provide the Support Services via both remote and on-site staff or authorized agents, working at the location of the GoAmerica Facilities or accessing it remotely at the sole expense of GoAmerica.

             (iii) the Support Services shall be delivered by qualified
                   GoAmerica personnel in a professional manner. If Rogers determines that GoAmerica has not performed the Support Services in accordance with the requirements set out in this
                   Schedule 4, then, in addition to all other remedies available to Rogers, GoAmerica shall, at its expense, immediately implement corrective action to remedy such failure to perform.

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

        1.3 TIER III GOAMERICA NETWORK SUPPORT SERVICE LEVEL REQUIREMENTS

1.3.1    HOURS OF THE TIER III GOAMERICA NETWORK SUPPORT SERVICES

GoAmerica shall provide the Support Services in accordance with the terms of this Schedule 4 seven (7) days a week, twenty-four (24) hour a day, fifty-two
(52) weeks a year, inclusive of all federal, state, provincial, municipal and other statutory holidays observed in either Canada or the United States.

1.3.2    SERVICE LEVELS

GoAmerica shall be required to meet the Service Level measurements for the Rogers Service, the Customized Browser and the Server Software set out in the table immediately below during each and every Reporting Period. The failure of GoAmerica to meet any one of the Service Level requirements set out below during any single Reporting Period shall constitute a material breach of a material term of this Agreement Notwithstanding the foregoing, GoAmerica shall not be liable for a failure to meet the Service Level requirements set out below to the extent that any such failure is directly and solely attributable to a failure within the Rogers Facilities.

                                         Availability
                                         ------------
              Rogers Service             [**]

TABLE 1.3.2

1.3.3 SITUATION REPORTING AND ESCALATION PROCESS AND RESPONSE AND REPAIR REQUIREMENTS

         For each category of Situation set out in the table below for which the Support Services are required, Rogers and GoAmerica agree to the following Identification, Notification and Escalation procedures, the following Response Times, Escalation times Time to Cure times and Mean Time to Cure Percentage requirements and the following Actions. The failure of GoAmerica during any three (3) consecutive Reporting Periods to meet the Mean Time to Cure percentages as any set out below shall constitute a material breach of a material term of this Agreement.

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

                                                                                                                  MEAN TIME
                                                    RESPONSE                                             TIME      TO CURE
  SITUATION     IDENTIFICATION    NOTIFICATION        TIME        ESCALATION          ACTION            TO CURE   PERCENTAGE
  ---------     --------------    ------------        ----        ----------          ------            -------   ----------
Critical Fault  Rogers OE1       GoAmerica OE1        [**]          OE2 after         Restoration        [**]       [**] %
                                                                     [**]OE3 after    of service in
                                                                     [**]OE4 after    accordance
                                                                     [**]             with all
                                                                                      Specifications

Major Fault     Rogers OE1       GoAmerica OE1        [**]          OE2 after         Restoration        [**]       [**] %
                                                                     [**]OE3 after    of service in
                                                                     [**]OE4 after    accordance
                                                                     [**]             with all
                                                                                      Specifications

Minor Fault     Rogers OE1       GoAmerica OE1        [**]          OE2 after         Restoration        [**]       [**] %
                                                                     [**]OE3 after    of service in
                                                                     [**]OE4 after    accordance
                                                                     [**]             with all
                                                                                      Specifications

     TABLE 1.3.3


     1.4      MAINTENANCE ROLES AND RESPONSIBILITIES

1.4.1    MAINTENANCE WINDOW DEFINITION

GoAmerica agrees that it shall perform any Maintenance Services which may have an impact on the Rogers Service or on Rogers's business operations only during the hours of 12:00 Midnight to 4:00 A.M. Eastern Time (the "MAINTENANCE WINDOW") and only in accordance with the process set out in this Section 1.4.

1.4.2    GOAMERICA MAINTENANCE REQUEST

If GoAmerica wishes to perform Maintenance Services which may have an impact on the Rogers Service, the Customized Browser, the Server Software or on Rogers's business operations during any Maintenance Window, GoAmerica shall provide Rogers with a minimum of [**] prior written notice of its intention to perform such Maintenance Services. Such notice shall include a callback telephone number, a start time and estimated time for work completion for all such Maintenance Services. Rogers reserves the right, in its sole discretion, to request alternate work plans consistent with its obligations to provide satisfactory Rogers Service to the Rogers Customers.

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.


         1.4.3    EQUIPMENT SPARES RESPONSIBILITIES

GoAmerica and Rogers agree that they will each be responsible for the maintenance and deployment of the following equipment spares:

             (a) GoAmerica shall have sole responsibility for the maintenance and deployment of equipment spares for the GoAmerica Facilities.

             (b) Rogers shall have sole responsibility for the maintenance and deployment of equipment spares for the Enabled Devices, the Mobitex Network, the Communications lines connecting the Mobitex Network to the Demarcation Point.


             1.4.4. MAINTENANCE SERVICES REPORTING AND ESCALATION PROCESS AND
                    RESPONSE AND REPAIR REQUIREMENTS

For each category of maintenance services set out in the table below (the "MAINTENANCE SERVICES"), Rogers and GoAmerica agree to the following Identification, Notification and Escalation procedures, the following Response Times and Escalation times, and the following ACTIONS. The failure of GoAmerica to meet any one of the requirements set out below shall constitute a material breach of a material term of this Agreement.

                                                             RESPONSE
MAINTENANCE SERVICES  IDENTIFICATION     NOTIFICATION        TIME         ESCALATION                       ACTION
--------------------  --------------     ------------        ----         ----------                       ------
GoAmerica             GoAmerica OE1      Rogers OE1          [**]         OE2 @ [**]OE3 @ [**]      Approval of GoAmerica
Maintenance Request                                                       OE4 @ [**]                Maintenance Request.

Rogers Maintenance    Rogers OE1         GoAmerica OE1       [**]         OE2 after[**]             Approval of Rogers
Request                                                                   OE3 after [**]            Maintenance Request.
                                                                          OE4 after [**]

Client Software       GoAmerica OE1      Rogers OE1          [**]         OE3 after [**]            Approval of release date.
Release Request

Implementation        GoAmerica OE1      Rogers OE1          [**]         OE2 after [**]OE3         Approval of technical
Resource Request      (Eng.)                                              after [**]OE4 after       resources for any
                                                                          [**]                      assistance of any
                                                                                                    facilities changes.

     TABLE 1.4.4

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.



     1.5      REPORTING AND REVIEW

1.5.1    SERVICE LEVEL REPORTING

GoAmerica will provide written reports to Rogers specifying the actual achieved results in respect of each performance requirement set out in Sections 1.3.2,
1.3.4 and 1.4.4 of this Schedule 4 during each Reporting Period (each, a "Report"). All performance requirements will be summarized on the basis of each Reporting Period. Each Report will be delivered by the [**] following the Reporting Period to which the Report relates. The form and format of the Report shall be mutually agreed to by the parties.

1.5.2    QUALITY IMPROVEMENT REVIEW PROCESS

GoAmerica and Rogers will jointly review the performance of GoAmerica and the Rogers Service, the Customized Browser and the Server Software against the performance requirements set out in this Schedule 4 (including, without limitation, all Critical Faults, Major Faults, Degradation and new Reports) on a regular basis with the objective of identifying root causes and recommending changes to correct:

-        all changes in reported performance levels;

-        all incidences of Critical Faults and Major Faults.

Rogers will set the agenda for all such meetings, which will be scheduled as follows:

                Frequency of Reviews              Weekly
                --------------------              ------
                Participants                      As agreed by the parties

                Method of Communicating           Conference call or on site
                                                  meeting as agreed by the
                                                  parties

                Time                              As mutually agreed

                Length                            2 hours

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

                            APPENDIX I TO SCHEDULE 4
                         Escalation Levels and Contacts

         ESCALATION LEVEL 1 (OE1)

                                          GOAMERICA                                 ROGERS
          Organization Name          Network Operations                    Rogers Network Operations
          -----------------          ------------------                    -------------------------
  Team Name                          Network Operations                    CTAC
  Primary Contact                    [**]                                  [**]

  Hours of Operation

  Normal                             9-5 P.M. E                            830-1700 EST, (Mon.-Fri.)
  Emergency                          On-Call Schedule                      On-Call Schedule

  Method of Escalation
  Normal                             Email                                 [EMAIL MIGRATING TO REMEDY]
  Emergency                          Pager                                 [PAGER]
  Phone (Voice Mailbox)              [**]                                  [**]
  Email                              [**]                                  [**]
  Email to Pager                     [**]                                  [**]
  Pager                              [**]
  Fax                                                                      [**]
  Emergency Phone                    [**]                                  [**]
  Mailing Address                    55 Broad St.                          1 Mount Pleasant Road
                                     Lower Level                           10th Floor
                                     New York, NY 1004                     Toronto, Ontario
                                                                           Canada
                                                                           M4Y 2Y5
  Manager's Name                     [**]                                  [**]Manager Network Support
                                                                           Group/CTAC

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

         ESCALATION LEVEL 2 (OE2)

                                           GOAMERICA                                 ROGERS
  Organization Name                 Network Operations                      Rogers Network Operations
  -----------------                 ------------------                      -------------------------
  Team Name
  Primary Contact                   [**]                                    [**]

  Hours of Operation

  Normal                            M-F, 1000-1800 EST                      M-F, 0900-1700 EST
  Emergency                         Pager                                   Pager

  Method of Escalation
  Normal                            Telephone                               Telephone
  Emergency                         [24 HOUR BEEPER COVERAGE]               Pager
  Phone (Voice Mailbox)             [**]                                    [**]
  Email                             [**]                                    [**]
  Email to Pager                    [**]                                    [**]
  Pager                             [**]                                    [**]
  Fax
  Emergency Phone                                                           [**]
  Mailing Address                                                           1 Mount Pleasant Road
                                                                            10th Floor
                                                                            Toronto, Ontario
                                                                            Canada
                                                                            M4Y 2Y5
  Manager's Name                                                            [**]

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

         ESCALATION LEVEL 3 (OE3)

                                           GOAMERICA
         Organization Name          Network Operations                      [ROGERS NETWORK OPERATIONS]
         -----------------          ------------------                      ---------------------------
  Team Name
  Primary Contact                   [**]                                    [**]

  Hours of Operation
  Normal                            1000-1800 EST                           [M-F, 0830-1700 EST]
  Emergency                         Pager                                   [PAGER]

  Method of Escalation
  Normal                            Telephone                               [TELEPHONE]
  Emergency                         24 Hour beeper coverage                 [PAGER]
  Phone (Voice Mailbox)             [**]                                    [**]
  Email                             [**]                                    [**]
  Email to Pager                    [**]
  Pager                             [**]                                    [**]
  Fax                                                                       [**]
  Emergency Phone
  Mailing Address                                                           1 Mount Pleasant Road
                                                                            3rd Floor
                                                                            Toronto, Ontario
                                                                            Canada
                                                                            M4Y 2Y5

  Manager's Name

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

         ESCALATION LEVEL 4 (OE4)

                                          GOAMERICA
         Organization Name           Network Operations
         -----------------           ------------------                     --------------------
  Team Name
  Primary Contact                    [**]

  Hours of Operation
  Normal                             1000-1800 EST                          [M-F, 0900-1800 EST]
  Emergency                          [PAGER]                                [PAGER]

  Method of Escalation
  Normal                             [TELEPHONE]                            [TELEPHONE]
  Emergency                          24 Hour beeper coverage                [PAGER]
  Phone (Voice Mailbox)              [**]
  Email                              [**]
  Email to Pager                     [**]
  Pager                              [**]                                   [**]
  Fax                                                                       [**]
  Emergency Phone
  Mailing Address

  Manager's Name

                                   SCHEDULE 5
                                ESCROW AGREEMENT

       [TO BE NEGOTIATED AND ATTACHED IN ACCORDANCE WITH SUBSECTION 14(b)]